Exhibit 10.50

Execution Version

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement (this “Agreement”), dated as of July 24, 2009, is made by and among PharmAthene, Inc., a Delaware corporation (the “Company”), and the investors identified on Annex I and Annex II (together with their respective successors and permitted assigns, the “Investors”; the Investors are each individually referred to herein as an “Investor”).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); and

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) senior unsecured convertible notes in the form attached hereto as Exhibit A in the initial aggregate Principal amount of up to $19,272,928.08 (the “Notes”), and (ii) warrants to purchase an aggregate of up to 2,569,724 shares of the Company’s common stock, $0.0001 per share (the “Common Stock”), at an exercise price per share equal to the closing price of the Common Stock on the NYSE Amex immediately preceding the execution of this Agreement, in the form attached hereto as Exhibit B (the “Warrants,” and together with the Notes, the “Closing Securities”); and

WHEREAS, contemporaneous with the sale of the Closing Securities, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors mutually agree as follows.  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Notes.

ARTICLE 1

PURCHASE OF NOTES AND WARRANTS

1.1           Issuance of Closing Securities in Exchange for Old Notes.

(a)           Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each of the Investors listed in Annex I (each, an “Existing Investor,” and collectively, the “Existing Investors”) shall severally, and not jointly, purchase, and the Company shall sell and issue to each Existing Investor, the Closing Securities in the respective amounts set forth opposite each such Existing Investor’s name on Annex I in exchange (the

“Exchange”) for the Company’s existing senior unsecured convertible notes held by each such Existing Investor as set forth on Annex I (collectively, the “Old Notes”).

(b)           As a result of the Exchange, the Old Notes are hereby cancelled and cease to be outstanding obligations of the Company and all rights of the Existing Investors under the Old Notes, including all rights to payment of principal and interest thereon, are hereby cancelled and terminated in full.

1.2           Issuance of Closing Securities in Exchange for Cash Payment.  Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors listed in Annex II (each, a “New Investor,” and collectively, the “New Investors”) shall severally, and not jointly, purchase, and the Company shall sell and issue to each of the New Investors, the Closing Securities in the respective amounts set forth opposite each such New Investor’s name on Annex II in exchange for the purchase price set forth opposite each such New Investor’s name on Annex II.

1.3           Closing.  The closing (the “Closing”) of the purchase and sale of the Closing Securities shall take place simultaneously with the execution of this Agreement or such other time as the Company and the Required Holders may mutually agree (the date on which the Closing occurs, the “Closing Date”) at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts, 02199, or at such other location as the Company and the Required Holders shall mutually agree.  At the Closing, the Company shall deliver to each Investor a Note and Warrant, each registered in such name or names as each Investor may designate.  On the Closing Date, each Existing Investor shall deliver to the Company its Old Note(s) for cancellation and each New Investor shall pay to the Company an amount equal to the purchase price set forth opposite such New Investor’s name on Annex II (payable by wire transfer in same day funds to an account specified by the Company in writing).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Investors that, except as set forth on the Schedule of Exceptions attached hereto (the “Schedule of Exceptions”) the statements contained in this Article II are true and correct as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such date).  The Schedule of Exceptions shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II, but any information disclosed under any section or subsection of the Schedule of Exceptions shall be deemed to be disclosed into any other section or subsection where such disclosure would be reasonably apparent.

2.1           Organization, Qualifications and Corporate Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and, except as set forth in Schedule 2.1, is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification.  The Company and each of its Subsidiaries has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and in the case of the Company, to execute, deliver and perform the Transaction Documents to which it is a party.  The Company has the corporate power and authority to issue, sell and deliver the Closing Securities, to issue and deliver the shares of Common Stock issuable upon conversions of the Notes (the “Note Shares”) and to issue and deliver the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).

2.2           Authorization of Agreements, Etc.

(a)           The execution and delivery by the Company of the Transaction Documents to which it is a party, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Closing Securities by the Company and the reservation of the Note Shares and Warrant Shares by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended to date (the “Charter”), or the By-laws of the Company, as amended to date (the “By-laws”), or any provision of any indenture, agreement or other instrument to which the Company or any of its Subsidiaries or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its Subsidiaries.

(b)           The Closing Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)           The Company has an authorized capitalization and outstanding shares of capital stock as set forth in Schedule 2.2(c), and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Note Shares and Warrant Shares initially issuable upon conversion of the Notes and exercise of the Warrants, respectively, have been duly authorized and reserved for issuance and, when issued, delivered and paid for in accordance with the provisions of the Notes and the Warrants, respectively, will be validly issued, fully paid and non-assessable; and the issuance of Note Shares and Warrant Shares upon conversion of the Notes and exercise of the Warrants, respectively, will not be subject to any preemptive or similar rights except as set forth in Schedule 2.2(c).

(d)           The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company’s Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.  Except as set forth in Schedule 2.2(d), (i) no Person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company or any of its Subsidiaries is authorized or outstanding and (iii) there is no commitment by the Company or any of its Subsidiaries to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset.  Except as provided for in the Company’s Charter or as set forth in the attached Schedule 2.2(d), neither the Company nor any of its Subsidiaries has any obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.  Except as set forth in the attached Schedule 2.2(d), to the best of the Company’s knowledge there are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its Subsidiaries (whether or not the Company or such Subsidiaries is a party thereto).  The warrants issued by the Company in its initial public offering have not been extended or modified since the date of issuance thereof.  All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

(e)           The outstanding shares of Common Stock are listed on the NYSE Amex and the Note Shares and the Warrant Shares will have been approved for listing on the NYSE Amex, subject to notice of issuance, on or before the Closing Date.  The transactions contemplated by the Transaction Documents do not require shareholder approval under the rules of the NYSE Amex.

(f)            There has not been any change, effect, event or occurrence resulting in a material adverse effect on the business, financial condition or results of operations of the Company that has not been disclosed in the Company’s reports filed with the Commission prior to the date of this Agreement.

(g)           Except as set forth in Schedule 2.2(g), there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending, or, to the knowledge of the Company, threatened against the Company which, if adversely determined, would materially and adversely affect the business, assets, operations or condition, financial or otherwise, of the Company.  There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company that, the statements contained in this Article III are true and correct as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such date).

3.1           Investor is an “accredited investor” as defined by Rule 501 of Regulation D, and Investor is capable of evaluating the merits and risks of its investment in the Closing Securities and has the ability and capacity to protect its interests.  If Investor is a resident of Canada or otherwise subject to the provincial securities laws of Canada, such Investor is an “accredited investor” (as that term is defined in National Instrument 45 106), was not formed for the specific purpose of and is not being used primarily for the purpose of purchasing and holding the Closing Securities, and is neither a “Limited States Person” (as that term is defined in Rule 902 of Regulation S under the Act) nor purchasing the Closing Securities for the account of a Limited States Person or for resale to a United States person or to a person in the United States.

3.2           Investor understands that, except as provided in the Registration Rights Agreement, the Closing Securities, the Note Shares and the Warrant Shares have not been registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act and/or Regulation D as a transaction by an issuer not involving any public offering and that, in the view of the Commission, the statutory basis for the exception claimed would not be present if any of the representations and warranties of Investor contained in this Agreement are untrue or, notwithstanding the Investor’s representations and warranties, the Investor currently has in mind acquiring any of the Closing Securities for resale upon the occurrence or non-occurrence of some predetermined event.

3.3           Investor is purchasing the Closing Securities and, in the event that the Investor should acquire any Note Shares or Warrant Shares, will be acquiring such Note Shares or Warrant Shares, as applicable, as principal for its own account, and not for the benefit of any other Person, for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of the Closing Securities, Note Shares and Warrant Shares, as applicable, in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the Closing Securities, Note Shares and Warrant Shares is not a liquid investment.

3.4           Investor confirms that Investor has had the opportunity to ask questions of, and receive answers from, the Company or any authorized Person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Investor.  In connection therewith, Investor acknowledges that Investor has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized Person acting on its behalf.  Investor has received and reviewed all the information concerning the Company and the Closing Securities, both written and oral, that Investor desires.  Without limiting the generality of the foregoing, Investor has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that Investor desires with respect to the Company’s business, management, financial affairs and prospects.  In determining whether to make this investment, Investor has relied solely on Investor’s own knowledge and understanding of the Company and its business based upon Investor’s own due diligence investigations and the Company’s filings with the Commission.

3.5           If the Investor is a resident of Canada or otherwise subject to the provincial securities laws of Canada, such Investor understands and acknowledges that (i) the Closing Securities have not been, and that the Note Shares and Warrant Shares will not be, qualified for distribution under provincial securities laws, (ii) the Closing Securities will be distributed to such Investor pursuant to exemptions from the registration and prospectus filing requirements of applicable provincial securities laws, and (iii) the Closing Securities and if acquired, the Note Shares and Warrant Shares, must be held by such Investor indefinitely unless a subsequent distribution thereof is qualified for distribution under the applicable provincial securities laws, or is exempt from the prospectus registration requirements thereof.

3.6           Investor has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.  This Agreement constitutes a valid and legally binding obligation of Investor enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.7           Investor has carefully considered and has discussed with its legal, tax, accounting and financial advisors, to the extent the Investor has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Investor’s particular federal, state, provincial, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Investor.  Investor understands that it (and not the Company) shall be responsible for Investor’s own tax liability that may arise as a result of the investment in the Closing Securities or the transactions contemplated by this Agreement, except as provided in Section 6.1(b).

3.8           Investor acknowledges that an investment in the Closing Securities is speculative and involves a high degree of risk and that Investor can bear the economic risk of the acceptance of the Closing Securities, including a total loss of its investment.  Investor recognizes and understands that no federal, state, provincial or foreign agency has recommended or endorsed the purchase of the Closing Securities.  Investor acknowledges that it has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of an investment in the Closing Securities and of making an informed investment decision with respect thereto.

3.9           Because of the legal restrictions imposed on resale or transfer of the Closing Securities, Investor understands that the Company shall have the right to note stop-transfer instructions in its records, and Investor has been informed of the Company’s intention to do so.  Any sales, transfers, or other dispositions of the Closing Securities by Investor, if any, will be made in compliance with the Act and any other applicable securities laws, and all applicable rules and regulations promulgated thereunder and the terms of this Agreement.

3.10         Investor acknowledges that Investor has not assigned or transferred any interest or rights under the Old Notes.

3.11         The residency of Investor (or, in the case of a partnership, limited liability company or corporation, such entity’s principal place of business) is correctly set forth below Investor’s name on Annex I or Annex II, as applicable.

ARTICLE 4

CONDITIONS RELATING TO THE CLOSING

4.1           Conditions to the Obligations of the Investors at the Closing.  The several obligations of each Investor to consummate the transactions to be performed by it in connection with the Closing Date are, unless otherwise indicated, subject to the satisfaction of the following conditions as of the Closing Date, unless such conditions are waived by such Investor with respect to the Closing Date:

(a)           Approval by Disinterested Directors.  This Agreement, the Transaction Documents and the transactions contemplated hereby and thereby shall have been approved by a committee of the Company’s Board of Directors consisting solely of one or more disinterested directors.

(b)           Approval and Participation by Holders of Old Notes.

(i)            Holders of not less than two-thirds (2/3) of the aggregate principal amount of Old Notes shall have approved this Agreement and the transactions contemplated hereby; and

(ii)           Holders of not less than fifty percent (50%) of the aggregate principal amount of the Old Notes shall be Existing Investors, and such Existing Investors shall collectively exchange not less than fifty percent (50%) of the aggregate principal amount of the Old Notes outstanding for Notes.

(c)           Consents, Permits, and Waivers.  The Company shall have obtained any and all approvals, consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(d)           Authorizations.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Closing Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date.

(e)           Representations, Warranties and Covenants.  The representations and warranties made by the Company in Article II hereof and in the other Transaction Documents shall be true and correct when made, and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of that date.  The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.  As of the Closing Date, Company shall have delivered a certificate to the foregoing effect to the Investors.

(f)            Opinion of Counsel to the Company.  The Investors shall have received an opinion of counsel to the Company reasonably satisfactory to the Investors.

ARTICLE 5

COVENANTS

5.1           Board of Directors and Committee Designation Rights; Voting Agreement.

(a)           The Company shall maintain a Board of Directors consisting of no more than nine (9) individuals and each of the Compensation Committee and Nominating Committee (or other committees serving similar functions) shall have no more than three (3) members.  The Designators (as defined below) shall have the right, but not the obligation, to collectively designate up to two (2) Noteholder Directors who shall have the right but not the obligation to serve as members of each such committee of the Company’s Board of Directors.  At the election of the Designators, all Subsidiaries of the Company shall maintain a Board of Directors which shall include the Noteholder Directors and have no more than nine (9) individuals, except to the extent otherwise required by the laws of the jurisdiction of each Subsidiary’s organization.

(b)           Each Investor agrees to vote all of his, her or its voting securities (including, but not limited to, the Notes, Note Shares and Warrant Shares) in the Company, whether now owned or hereafter acquired or which such Investor may be empowered to vote (together the “Voting Securities”), from time to time and at all times, in whatever manner shall be necessary to ensure that at each meeting of Investors at which an election of directors is held or pursuant to any written consent of Investors, the following persons (each a “Noteholder Director”) shall be elected to the Company’s Board of Directors pursuant to Section B of ARTICLE SIXTH of the Company’s Charter:

(i)            one individual designated by HealthCare Ventures VII, L.P. (or any recipient of all of the Notes held by HealthCare Ventures VII, L.P. as of the date hereof) (the “HCV Designator”), which individual shall initially be James Cavanaugh; and

(ii)           one individual designated by MPM BioVentures III, L.P. (or any recipient of all of the Notes held by MPM BioVentures III, L.P. as of the date hereof) (the

“MPM Designator” and together with the HCV Designator, the “Designators”), which individual shall initially be Steven St. Peter.

(c)           The Board of Directors of the Company shall nominate such Noteholder Directors and recommend that the Investors vote to elect such Noteholder Directors as directors of the Company and shall fill any vacancies that may arise upon the resignation of any of the Noteholder Directors with a new Noteholder Director designated in accordance with the foregoing Section 5.1.

(d)           The Company shall provide at least thirty (30) days’ prior written notice of all intended mailings of notices to the Investors for a meeting at which directors are to be elected (or an action by written consent pursuant to which directors are to be elected) to each Designator, and each Designator shall notify the Company in writing, at least ten (10) days prior to such mailing, of the person(s) so designated as nominees for election as directors in accordance with this Section 5.1.  If any Designator shall fail to give notice to the Company as provided above, it shall be deemed that such Designator’s Noteholder Director then serving as director shall be such Designator’s nominee for reelection.

(e)           Each Investor also agrees to vote all of his, her or its Voting Securities from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to this Section 5.1 of this Agreement may be removed from office other than for cause unless (A) such removal is directed or approved by the Designator entitled under this Section 5.1 to designate that director or (B) the Designator originally entitled to designate such director pursuant to this Section 5.1 is no longer so entitled to designate such director; (ii) any vacancies created by the resignation, removal or death of a Noteholder Director shall be filled pursuant to the provisions of this Section 5.1; and (iii) upon the request of the Designator entitled to designate a director pursuant to this Section 5.1 to remove such director, such director shall be removed.  All Investors agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Designator to call a special meeting of Investors for the purpose of electing directors.

(f)            The Company shall take such action as is necessary to convene meetings of its Board of Directors and meetings of the Investors for the election of the directors (or to act by written consent) in order to elect and re-elect the Noteholder Directors in accordance with this Section 5.1.

(g)           The Company hereby represents and warrants that as of the date hereof the transactions contemplated hereby are not inconsistent with the Company’s Charter or By-laws and agrees that until such time as the obligations under this Section 5.1 have expired, the Company will not take any action or amend its Charter or By-laws in a manner inconsistent with or in derogation of this Agreement.  The Company shall at the next meeting of stockholders of the Company recommend that the Charter be amended to implement the provisions of this Article V, including, without limitation, to: (A) set a maximum board size of nine members; (B) provide that only two (2) members of the Board are to be elected by at least a majority of the Principal amount of the Notes outstanding, voting as a separate class; and (C)

provide that the Company’s Board of Directors shall nominate the Noteholder Directors, as designated by the Designators, pursuant to the terms of this Agreement.  Each Investor hereby agrees to vote its Voting Securities in favor of such amendments to the Charter.  The Company shall take such action as is reasonably necessary to amend its By-laws to implement the provisions of this Article V and the Charter amendments described in this Section 5.1(g).

(h)           The Notes shall not be transferred unless the recipient of such Notes agrees in writing to be bound by the terms hereof.

(i)            Each Investor hereby grants to the Secretary of the Company, in the event that such Investor fails to vote its Voting Securities as required by this Agreement, a proxy coupled with an interest in all Voting Securities beneficially owned by such Investor to vote such Voting Securities in accordance with this Section 5.1, which proxy is irrevocable until this Agreement terminates pursuant to its terms or is amended to remove such grant of proxy in accordance with Section 5.1 of this Agreement.

(j)            The provisions of this Section 5.1 shall remain in effect at all times while at least thirty percent (30%) of the aggregate Principal amount of the Notes remain outstanding. Upon the date that this Section 5.1 ceases to be in force or effect, the Company shall have the right, without further action or consent by the Investors, to amend its Charter to remove any and all such provisions related to the subject matter of this Section 5.1.

5.2           No Liability for Designation or Election of Directors.  No Investor, nor any affiliate of any Investor, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Investor have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

5.3           Observer Rights.  Until the earlier of (a) twelve (12) months following the Closing Date and (b) the date on which Baker Brothers Investments and its affiliates (“Baker”) no longer holds Notes with an aggregate Principal amount of at least five million dollars ($5,000,000), one representative (an “Observer”) to be appointed by Baker shall be entitled to notice of and to attend all meetings of the Company’s Board of Directors (which Observer shall be entitled to have expenses reimbursed by the Company as if such Observer were a director of the Company) in a nonvoting observer capacity and, in this respect, the Company shall provide to such Observer copies of all notices, minutes, consents and other materials that it provides to the members of the Board of Directors at the same time and in the same manner as provided to such members (“Observer Rights”); provided, however, that such Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest.

5.4           Registration Rights.  The Investors shall have the registration rights set forth in the Registration Rights Agreement, the Warrants and the Notes.

5.5           Listing.  Immediately prior to or on the Closing Date, the Company shall secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the Common Stock’s authorization for quotation on the principal exchange or market in which it is listed.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the principal market in which it is listed.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.5.

5.6           No Extension or Modification of Warrants.  From and after the Closing, the Company shall not extend or modify, or agree to extend or modify, the warrants issued by the Company in its initial public offering until they are exercised or expire according to their terms.

5.7           Incurrence of Indebtedness.  From and after the Closing, the Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness for borrowed money in an aggregate amount in excess of ten million dollars ($10,000,000) (the “Indebtedness Limit”) without the prior written approval of the Required Holders; provided, that (i) Indebtedness that is subordinated in right of payment to the Notes and (ii) customary trade payables incurred in the ordinary course of business shall not be subject to the limitation set forth in this Section 5.7.

5.8           Right of First Refusal of Senior Indebtedness.  From and after the Closing and subject to Section 5.7 hereof, in the event that the Company, or any of its Subsidiaries, wishes to create, incur or assume any Indebtedness for borrowed money that is senior or “pari passu” in right of payment to the Notes (“Senior Indebtedness”), the Company shall deliver a written notice (the “Indebtedness Notice”) to the Investors disclosing in reasonable detail the terms and conditions of the proposed Senior Indebtedness.  For ten (10) days following receipt by the Investors of the Indebtedness Notice (the “ROFR Period”), the Investors shall have the option to provide all or part of the proposed Senior Indebtedness up to a maximum aggregate amount of ten million dollars ($10,000,000) under the terms and conditions set forth in the Indebtedness Notice, on a pro rata basis based on the ownership of the then outstanding Principal amount of the Notes.  The Company, or any of its Subsidiaries, as applicable, shall have ninety (90) days from the expiration of the ROFR Period to incur or assume the Senior Indebtedness specified in the relevant Indebtedness Notice that is not provided by the Investors, but only upon terms and conditions (including, without limitation, principal amounts, maturity dates and interest rates) that are not more favorable to the providers of such Senior Indebtedness or less favorable to the Company than those set forth in the Indebtedness Notice.

ARTICLE 6

MISCELLANEOUS

6.1           Expenses.

(a)           The Company will pay, and save the Investors harmless against (i) all liability for the payment of the reasonable costs and expenses, including without limitation the legal expenses of Edwards Angell Palmer & Dodge LLP of up to $60,000 as counsel to the Designators, incurred by the Designators in connection with the transactions contemplated by this Agreement, and (ii) all liability for the payment of the reasonable costs and expenses, including without limitation the reasonable fees and expenses of one counsel selected by the Designators, incurred by the Investors in connection with the ownership of the Closing Securities including, without limitation, any amendment or waiver of, or enforcement of, any Transaction Document relating to the transactions contemplated hereby.

(b)           The Company further agrees that they will pay, and will save each Investor harmless from, any and all Liabilities with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Transaction Documents or any modification, amendment or alteration of the terms or provisions of the Transaction Documents (excluding any taxes on the income or gain of the Investor).

6.2           Further Assurances.  The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Investors to carry out the provisions and purposes of this Agreement and the other Transaction Documents.

6.3           Remedies.  In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement or any other Transaction Documents shall have been breached by a party, the other parties may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or any of the other Transaction Documents, and may exercise all remedies under the Closing Securities.

6.4           Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto, the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

6.5           Successors and Assigns.  This Agreement shall bind and inure to the benefit of the Company and the Investors and their respective successors and permitted assigns.  Subject to applicable federal, state and provincial securities laws and regulations, the Investors may freely assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the other parties, except (a) to a Competitor as defined in the Notes and (b) subject to the provisions set forth in Section 17 thereof.

6.6           Entire Agreement.  This Agreement and the other writings referred to herein or delivered pursuant hereto (including the other Transaction Documents) which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto including, without limitation, the Note Exchange Agreement dated August 3, 2007 by and among the Company and the holders of the Old Notes.

6.7           Notices.  All notices, requests, demands, claims, consents and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by fax, (c) sent by nationally-recognized overnight courier guaranteeing next business day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

(i)                                  if to the Company, to:

PharmAthene, Inc.

One Park Place

Suite 450

Annapolis, MD 21401

Attention:  David P. Wright

Fax:  (410) 269-2601

with a copy to:

Jeffrey A. Baumel, Esq.

Sonnenschein Nath & Rosenthal LLP

101 JFK Parkway

Short Hills, NJ 07078

Fax:  (973) 912-7199;

and

(ii)           if to an Investor, to him, her or it at his, her or its address set forth on such Investor’s signature block hereto,

with a copy to:

James T. Barrett, Esq.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02199-7613
Fax:  (617) 227-4420

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (A) when delivered, if personally delivered, (B) when sent, if sent by telecopy on a business day (or, if not sent on a business day, on the next business day after the date sent by telecopy), (C) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (D) on the fifth (5th) business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

6.8           Amendments, Modifications, Terminations and Waivers.  The terms and provisions of this Agreement and the Closing Securities may not be modified, amended or terminated, nor may any of the provisions hereof be waived, temporarily or permanently, except (i) prior to the Closing, pursuant to a written instrument executed by the Company and those parties to this Agreement that have agreed to purchase at least a majority of the Closing Securities, which parties must include both of the Designators, or (ii) after the Closing, pursuant to a written instrument executed by the Company and the Required Holders.

6.9           Governing Law; Waiver of Jury Trial.

(a)           All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

6.10         No Third Party Reliance.  Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Investors to enter into this Agreement and the other Transaction Documents (and the Company acknowledges that the Investors have expressly relied thereon) and (b) are solely for the benefit of the Investors.  Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any holder thereof other than the Investors, and each of them, shall be a third-party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Investors or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

6.11         Publicity.  Neither the Investors nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the Required Holders and those parties mentioned in such press release or public disclosure in advance.  Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable.

6.12         Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.13         Independence of Agreements, Covenants, Representations and Warranties.  All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.  The annexes, exhibits and schedules attached hereto are hereby made part of this Agreement in all respects.

6.14         Counterparts; Facsimile and Electronic Signatures.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Counterpart signatures to this Agreement delivered by facsimile or other electronic transmission shall be acceptable and binding.

6.15         Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note and Warrant Purchase Agreement as of the date first written above.

PHARMATHENE, INC.

By:
	Name:	David P. Wright
	Title:	President and CEO

[Signature page to Note and Warrant Purchase Agreement]

INVESTORS:

By:
Name:
Title:

[Signature page to Note and Warrant Purchase Agreement]

Amendment No. 1 to

Note and Warrant Purchase Agreement

Dated as of July 26, 2009

Pursuant to Section 6.8 of the Note and Warrant Purchase Agreement dated as of July 24, 2009 by and among PharmAthene, Inc. and the Investors listed in Annex I and Annex II thereof (the “Agreement”), the Company and the parties to the Agreement that have agreed to purchase at least a majority of the Closing Securities, including both of the Designators, hereby agree and consent to amend the Agreement as follows:

1.             The second recital of the Agreement is deleted in its entirety and replaced with the following:

“WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) senior unsecured convertible notes in the form attached hereto as Exhibit A in the initial aggregate Principal amount of up to $19,294,123.84 (the “Notes”), and (ii) warrants to purchase an aggregate of up to 2,572,550 shares of the Company’s common stock, $0.0001 per share (the “Common Stock”), at an exercise price per share equal to the closing price of the Common Stock on the NYSE Amex immediately preceding the execution of this Agreement, in the form attached hereto as Exhibit B (the “Warrants,” and together with the Notes, the “Closing Securities”);”

2.             Annex I and Annex II of the Agreement are deleted in their entirety and replaced with the Annex I and Annex II set forth in Exhibit A hereto, for the purpose of adding the additional Investors listed therein.

This Amendment No. 1 to Note and Warrant Purchase Agreement (this “Amendment”)  may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Counterpart signatures to this Amendment delivered by facsimile or other electronic transmission shall be acceptable and binding.  Capitalized terms used and not defined herein have the meaning ascribed to such terms in the Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment No. 1 to Note and Warrant Purchase Agreement as of the date first written above.

PHARMATHENE, INC.

By:
	Name:	David P. Wright
	Title:	President and CEO

INVESTORS:

By:
Name:
Title:

Amendment No. 2 to

Note and Warrant Purchase Agreement

Dated as of July 28, 2009

Pursuant to Section 6.8 of the Note and Warrant Purchase Agreement dated as of July 24, 2009 by and among PharmAthene, Inc. and the Investors listed in Annex I and Annex II thereof, as amended as of July 26, 2009 by Amendment No. 1 to Note and Warrant Purchase Agreement (as so amended, the “Agreement”), the Company and the parties to the Agreement that have agreed to purchase at least a majority of the Closing Securities, including both of the Designators, hereby agree and consent to amend the Agreement as follows:

1.             The second recital of the Agreement is deleted in its entirety and replaced with the following:

“WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) senior unsecured convertible notes in the form attached hereto as Exhibit A in the initial aggregate Principal amount of up to $19,295,801.83 (the “Notes”), and (ii) warrants to purchase an aggregate of up to 2,572,775 shares of the Company’s common stock, $0.0001 per share (the “Common Stock”), at an exercise price per share equal to the closing price of the Common Stock on the NYSE Amex immediately preceding the execution of this Agreement, in the form attached hereto as Exhibit B (the “Warrants,” and together with the Notes, the “Closing Securities”);”.

2.             Article 2.2(e) of the Agreement is deleted in its entirety and replaced with the following:

“The outstanding shares of Common Stock are listed on the NYSE Amex and the Note Shares and the Warrant Shares will have been approved for listing on the NYSE Amex, subject to notice of issuance, not later than thirty (30) days following the Closing Date.  The Company or its representatives or agents have had conversations and correspondence with representatives of the NYSE Amex in which they described in reasonable detail the terms and conditions of and the transactions contemplated by the Transaction Documents (the “Amex Conversations”), and based on the Amex Conversations, the Company (i) reasonably believes that the Note Shares and the Warrant Shares will be listed on the NYSE Amex within thirty (30) days following the Closing Date and (ii) is not aware of any reason that the Note Shares and the Warrant Shares will not be so listed.  The transactions contemplated by the Transaction Documents do not require shareholder approval under the rules of the NYSE Amex.”

3.             Article 5.5 of the Agreement is deleted in its entirety and replaced with the following:

“Listing.  The Company shall use its best efforts to obtain the written approval for listing on the NYSE Amex, subject to notice of issuance, of the Note Shares and the Warrant Shares as promptly as possible, but in no event later than thirty (30) days after the Closing Date (the date on which such shares are listed, the “Listing Date”).  From and after the Listing Date, the

Company shall maintain the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) from time to time issuable under the terms of the Transaction Documents upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed.  The Company shall maintain the Common Stock’s authorization for listing on the principal exchange or market in which it is listed.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the principal market in which it is listed.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.5.”

4.             Annex I of the Agreement is deleted in its entirety and replaced with the Annex I set forth in Exhibit A hereto.

5.             The Schedule of Exceptions is amended and restated as attached hereto.

This Amendment No. 2 to Note and Warrant Purchase Agreement (this “Amendment”)  may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Counterpart signatures to this Amendment delivered by facsimile or other electronic transmission shall be acceptable and binding.  Capitalized terms used and not defined herein have the meaning ascribed to such terms in the Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment No. 2 to Note and Warrant Purchase Agreement as of the date first written above.

PHARMATHENE, INC.

By:
	Name:	David P. Wright
	Title:	President and CEO

[Signature Page to Amendment No. 2 to Note and Warrant Purchase Agreement]

INVESTORS:

By:
Name:
Title: